UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2017 (February 17, 2017)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134

(Address of principal executive offices and zip code)

(408) 943-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Cypress Semiconductor Corporation (the “Company”) entered into Amendment No. 4 to the Amended and Restated Credit and Guaranty Agreement, dated as of February 17, 2017, by and among the Company, the subsidiaries of the Company party thereto as Guarantors, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Amendment”).  The Amendment amends the Amended and Restated Credit and Guaranty Agreement, dated as of March 12, 2015, by and among the Company, the subsidiaries of the Company party thereto as Guarantors, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and Morgan Stanley Bank, N.A., as issuing bank (as amended, modified or supplemented, the “Credit Agreement”).

The Amendment reduced the applicable margin for the term loans outstanding under the Credit Agreement.  After giving effect to the Amendment, (i) the $100.0 million aggregate principal amount of term loans borrowed in 2015 will bear interest, at the option of the Company, at the base rate plus an applicable margin of 2.75% or the Eurodollar rate plus an applicable margin of 3.75%, and (ii) the $450.0 million aggregate principal amount of term loans borrowed in 2016 will bear interest, at the option of the Company, at the base rate plus an applicable margin of 2.75% or the Eurodollar rate plus an applicable margin of 3.75%.  In addition, the Amendment amended the total leverage ratio financial covenant.

Certain of the Lenders and their affiliates have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates.  They have received, or may in the future receive, customary fees and commissions for those transactions.

The foregoing description is qualified in its entirety by reference to the Amendment which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

10.1

Amendment No. 4 to the Amended and Restated Credit and Guaranty Agreement, dated as of February 17, 2017, by and among Cypress Semiconductor Corporation, the guarantors party thereto, the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2017

CYPRESS SEMICONDUCTOR CORPORATION

By:	/s/ Thad Trent
Name:	Thad Trent
Title:	Chief Financial Officer and Executive Vice President, Finance & Administration

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 4 to the Amended and Restated Credit and Guaranty Agreement, dated as of February 17, 2017, by and among Cypress Semiconductor Corporation, the guarantors party thereto, the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent.